No.14080198-2011(EFR)00045

Domestic Factoring Business Contract

[With Recourse]

Special Notice: This Contract is entered into by and between the both parties on the basis of equality and voluntary according to the laws, and all the articles and clauses express the true intentions of both parties. In order to protect the legitimate rights of Party B, Party A would like to here draw the special attention of Party B about all the articles and clauses related to the rights and obligations of both parties, especially the blackface letters.

Party A:                 Industrial and Commercial Bank of China Limited, Shishi Sub-branch

Address:                 ICBC Building, Baqi Road, Shishi City, Fujian Province, PRC

Responsible Person:  Zhuang Wencong

Party B:                 SHISHI Feiying Plastic Co., Ltd.

Address:                 Longshan Development Area, Hanjiang Town, Shishi City, Fujian Province, PRC

Legal Representative:   Wu Licong

Whereas, Party B applies to Party A for the domestic factoring business with recourse [with recourse / without recourse] based on the accounts receivable formed between Party B as the seller and its buyer. In order to define responsibilities and adhere to credibility, Party A and Party B agree to sign this Contract on the basis of equality and mutual negotiation, according to the "Contract Law of the People's Republic of China" and relevant laws and legislations.

Article 1    Amount and Maturity of Factoring Financing

1.1
Party B agrees to transfer the creditor's right and other relevant rights of accounts receivable to Party A, and Party A agrees to provide the total amount of 850,000 RMB (in words: RMB Eight Hundred and Fifty Thousand Yuan only) factoring financing (any difference between the amount in figures and the amount in words, the latter should prevail) to Party B after examination and confirmation and in accordance with the sum of amount of corresponding factoring financing of the invoice of each account receivable under this Contract (refer to the appendix for "Accounts Receivable Transfer List", the same hereinafter).

1.2
Maturity of corresponding factoring financing of the invoice of each account receivable given by Party A to Party B should start from the financing delivery date and end at the financing repayment date agreed between the both parties (refer to the "Accounts Receivable Transfer List" for details).

1.3
Actual date of financing delivery and financing repayment should be subject to the certificate of indebtedness, which should be an integral part of this Contract and should have the same legal effect with this Contract. Any difference between the amount, maturity or other relevant affairs of factoring financing recorded on the certificate of indebtedness and the amount, maturity or other relevant affairs of factoring financing recorded on the "Accounts Receivable Transfer List", the former should prevail.

Article 2   Rate, Interest and Charges of Factoring Financing

2.1	For rate of factoring financing under this Contract, please refer to the "Accounts Receivable Transfer List".

2.2	Financing rate should be set according to item (2) .
(1)	Three months' Shibor published one working day before the financing delivery date adding / Basis Point (BP) (annual rate / % or monthly rate / ‰).
(2)
The benchmark rate adding the floating range on the financing delivery date, in which the benchmark rate should be the same term and level RMB loan rate published by the People's Bank of China corresponding to the maturity of factoring financing stipulated in Article 3.2 of this Contract, and the floating range should be   5  %  upward   (upward/downward/zero(0%)).

2.3	If the financing rate is set according to item (2) of Article 4.2, any adjustment of the benchmark rate after the financing delivery, the following method (3) should be adopted:
(1)
Adjust the rate term by term, in which   /   (1/3/6/12) month(s) should be a term. Rate reset day of the 1st term should be financing delivery date, and rate reset day of the 2nd term should be the corresponding day one month after the financing delivery date, and so forth. If there is no corresponding day of the financing delivery date in any rate adjusting month, the final day of this month should be the corresponding day. Adjust the rate according to the effective benchmark rate of this day and the floating range stipulated in this article on each rate reset day and calculate the interest on a multi-stage basis.

(2)	Adjust the rate according to the effective benchmark rate of this day and the floating range stipulated in this article on each June 21 and December 21 after the financing delivery date.
(3)	Not adjust the financing rate during the whole contract period.
(4)	Others: /
2.4	If Party B fails to repay as stipulated by the financing repayment date, above method of rate determination should be still applicable to the overdue part.
2.5	If the People's Bank of China adjusts the loan rate setting method, relevant regulations of the People's Bank of China should prevail.
2.6	Interest of financing under this Contract should be settled according to item (2) :
(1)	Lump sum settlement when delivering the financing payment;
(2)
Daily calculation (daily rate = annual rate/360) and monthly (monthly/quarterly) settlement after delivering the financing payment. Interest should be settled along with the principal at financing maturity (refer to the "Accounts Receivable Transfer List" for details).

In monthly settlement, interest settlement date should be the 20th day of each month, while in quarterly settlement, interest settlement date should be the 20th day of the final month (i.e. March, June, September and December) of each quarter.

2.7
If the interest is settled in accordance with the method stipulated in item (1) of Article 4.6, Party A should deduct the financing interest when delivering the financing payment; if the interest is settled in accordance with the method stipulated in item (2) of Article 4.6, Party B must deposit the interest payable into the factoring account before the interest settlement date and Party A should deduct the financing interest directly from the said account. All interests payable should be settled along with the principal by the financing maturity date.

Article 3   Recovery of Accounts Receivable

3.1	Accounts receivable under this Contract may be recovered according to the following method (2) (refer to the "Accounts Receivable Transfer List" for details):
(1)	Party A manages and recovers the accounts receivable by itself;
(2)	Party B calls and urges the buyer to deposit the accounts receivable into the factoring account.
3.2
Party A should check the accounts receivable with the corresponding financing one by one after receiving the full payment from the buyer. Once confirmed, the corresponding financing of this account receivable should be written off from the "Accounts Receivable Transfer List", and the factoring balance (if any) should be paid to Party B in time.

Article 4   Repurchase Conditions, Methods and Procedures of Accounts Receivable

4.1
If there is any adverse effect produced on the repayment of the accounts receivable under this Contract because of the false statement or guarantee of Party B, Party B should repurchase according to the notice of party A.

4.2	Besides the stipulation in Article 6.1, Party B should also repurchase according to the notice of Party A for factoring business with recourse meeting the following conditions:
(1)
The buyer raises an objection about the repayment of the accounts receivable under this Contract because of goods loss or any other reasons, and thus refuses to pay the accounts receivable or fails to pay the full amount of accounts receivable.

(2)
Party A hasn't received the payment from the buyer by financing maturity date or amount paid by the buyer is not sufficient to pay the financing capital, interest, default interest and relevant charges.

(3)	Party B is in breach of this Contract as stipulated in Article 9, and Party A announces the maturity of the accounts receivable financing.
4.3	Besides the stipulation in Article 6.1, Party B should also repurchase according to the notice of Party A for factoring business without recourse meeting the following conditions:
(1)
The buyer raises an objection about the repayment of the accounts receivable under this Contract because of goods loss or other non financial and credit reasons, and thus refuses to pay the accounts receivable or fails to pay the full amount of accounts receivable.

(2)
The buyer fails to pay the accounts receivable to Party A within the period stipulated in the purchase or service contract because of the trade dispute, debt dispute and debt recourse between Party B and the buyer or between Party B and other debtor (include, but not limited to, quality, technology and service dispute).

(3)	After the signature of this Contract, Party A finds that the accounts receivable for factoring business without recourse don't meet the requirements stipulated in this Contract.
4.4
Party B should repurchase the unrecovered accounts receivable in accordance with the notice of Party A, within three (3) days after receiving the written notice from Party A which requires the repurchase of accounts receivable. If Party B agrees to repurchase in full amount, Party A and Party B should sign a written document confirming the repurchase of accounts receivable, and this Contract should terminate after Party A has received all the relevant payment from Party B.

Article 5                      Breach and Liabilities for Breach

5.1
General principle: if either party of Party A or Party B breaches the stipulations of this Contract, such party should be considered in breach of this Contract and should bear the corresponding liabilities for breach according to the laws or as stipulated in this Contract.

5.2	Any of the following events should constitute the breach of contract of Party B:
(1)	Party B fails to fulfill the obligations under this Contract or violates the statement, guarantee or promise made by itself under this Contract.

(2)	Cross default events, including any of the following situations:
●	Any other debt of Party B in excess of / (10 thousand RMB) Yuan is required to be paid before the due date or is announced as payable;
●	Any other debt of Party B is failed to be paid by the due date;
●
Any other creditor obtains the ownership of whole or any part of Party B's business or assets, or adjudgement or judgement on any assets of Party B is compulsorily executed thus substantially influences the capability of Party B to fulfill the corresponding obligations under this Contract;

(3)	Anticipatory breach events, including any of the following situations:
●
Party B stops or may stop its business or any important part of its business, or Party B dispose its whole business or assets or any important part of its business or assets, thus causes the major adverse effect on its capability to fulfill the corresponding obligations under this Contract;

●	Any major adverse change occurs in production, operation or financial status of Party B or its capability to fulfill the corresponding obligations under this Contract;
●
Party B violates food safety, safe production, environmental protection or other relevant laws and legislations, supervision regulations or industry standards and causes responsible accident, thus causes the major adverse effect on its capability to fulfill the corresponding obligations under this Contract;

●
Party B is involved with or may be involved with major economic dispute or its assets are seized, distrained or compulsorily executed, thus causes the major adverse effect on its capability to fulfill the corresponding obligations under this Contract;

●	Any adverse change for Party A under this Contract and Party B fails to provide other guarantee according to the requirements of Party A;
●
Party B encounters one of the following situations which affect or may affect its capability to fulfill the corresponding obligations under this Contract or greatly affect the rights and interests of Party A; Party B or its related party is investigated and prosecuted or punished by judicial authority, taxation or industrial and commercial or other administrative legal authority and administrative management authority according to the laws; the controlling relationship between Party B and its related party changes; related party of Party B is involved with or may be involved with major economic dispute, litigation or arbitration; main private investor or management personnel of Party B changes abnormally or is involved with illegal or criminal activities and thus investigated or restricted freedom of person by judicial authority according to the laws; related party of Party B occurs other events which may cause adverse effect on Party B.

●
Party B applies for the factoring business based on the false contract between Party B and its related party and bills receivable, accounts receivable and other relevant creditor's rights without actual trading background in order to obtain the funds or credit of Party A, or Party B intentionally evades the creditor's rights of Party A through related party transaction.

(4)	Besides item (3) of Article 9.2, anticipatory breach events under factoring business with recourse also include any of the following situations:
●	Credit business of Party B or the buyer at Party A is overdue or has disbursement, overdue interest or other bad records;
●	Bad debt rate of accounts receivable of the buyer of Party B rises for consecutively 2 months;
●	Due and unrecovered accounts receivable of the buyer of Party B account for more than 5% of the accounts receivable of such buyer;
●	Party B fails to repurchase the accounts receivable in full amount on time for consecutively 2 times;
●	Any other situation which affects or may affect Party B to fulfill its corresponding obligations under this Contract.
5.3	In any of the above contract breaching events, Party A should be entitled the right to take one or several of the following measures:
(1)	Require Party B to correct the contract breaching behaviour in a certain period;
(2)	Stop the factoring business for Party B;
(3)	Announce the immediate maturity of handled factoring business and require Party B to repurchase all the unrecovered accounts receivable at once;
(4)
Deduct relevant money from any account of Party B at Party A or any other branch of the Industrial and Commercial Bank of China to pay off the financing capital and interest and all the other charges payable;

(5)	Require Party B to add legal, effective and full-value guarantee approved by Party A;
(6)	Claim the due accounts payable directly from the buyer;
(7)	Other measures stipulated in relevant laws and legislations or in this Contract or considered necessary by Party A.
5.4
If Party B fails to repay the financing capital and interest under this Contract (including the one(s) announced advanced maturity) on time in factoring business with recourse or fails to repurchase the accounts receivable as stipulated in this Contract in factoring business without recourse, Party A should be entitled the right to calculate and charge a default interest at the rate of additional 30%   (30% - 50%) based on the original financing rate from the date of overdue and to calculate and charge a compound interest for overdue interest in accordance with the default interest rate stipulated in this article.

5.5
If Party B doesn't use the financing funds as stipulated in this Contract, Party A should be entitled the right to calculate and charge a default interest at the rate of additional   50%   (50% - 100%) based on the original financing rate from the date of appropriation of financing funds and to calculate and charge a compound interest for any overdue interest during the appropriation period in accordance with the default interest rate stipulated in this article.

5.6
In order to realize the creditor's rights under this Contract, Party A should have the rights to deduct relevant money from any national / foreign currency account of Party B at Party A or any other branch of the Industrial and Commercial Bank of China for paying off. Any difference between the currency of amount deducted and the currency under this Contract, conversion should be done in accordance with the exchange rate applicable to Party A on the date of deduction. Interest and other fees produced between the date of deduction and the date of paying off (the date when Party A converts the amount deducted into the currency under this Contract according to the national foreign exchange administration policies and actually pays off the debt of Party B) and the difference produced in such period because of the exchange rate fluctuation should be borne by Party B.

Article 6  Dispute Settlement

6.1
This Contract should be concluded, validated, interpreted and executed and the dispute should be settled in accordance with the laws of the People's Republic of China. Any dispute raised from or related to this Contract during the contract execution period, both parties shall work to solve it through friendly negotiation first. Any dispute that cannot be solved through negotiation shall be settled in accordance with the following method   (1)  :

(1)
Refer to    Xiamen    Arbitration Committee for arbitration in   Xiamen   (place of arbitration) in accordance with the effective arbitration rules of this committee at the date of submission of arbitration application. The arbitration award should be final and binding on both parties.

(2)	Appeal to the court where Party A is located.
6.2
For any dispute refer to the arbitration, both parties agree to adopt the summary procedure, and relevant legal documents (including the arbitration legal documents) should be deemed to have been served when they have been served to the address of the other party stated on this Contract (written notice should be sent to the other party and the arbitration committee if there is any change of the said address) by post, express or courier.

6.3
Both parties agree that the arbitration court should give the award first after the arbitration application has been submitted, when debt and creditor's right can both be confirmed. If there is only one mortgage of Party A but no other mortgage or seizure, both parties agree that the arbitration court should be entitled the right to entrust the auction house to auction the collateral and the auction income should be first used to pay off the debt under this Contract.

Article 7   Validity, Alteration and Termination of the Contract

7.1	This Contract should be valid from the date of signature of both parties till the date when all the obligations of Party B under this Contract have been fulfilled and completed.
7.2
Unless otherwise stipulated in this Contract, either party should not alter or terminate this Contract unilaterally. Any modification or alteration of this Contract must be negotiated between the both parties and confirmed through written agreement thus reached.

7.3
If there is any change in national laws, legislations or policies thus causes the unconformity of whole or part of the articles of this Contract to the requirements of national laws, legislations or policies, Party A and Party B should discuss and negotiate in time to modify the relevant articles as soon as possible.

7.4	If any article of this Contract is held invalid or unenforceable, the validity and enforceability of other articles and the validity of the whole contract should not be affected.
7.5
Alteration and termination of this Contract should not affect the rights of both parties to claim the loss compensation. Termination of this Contract should not affect the validity of relevant dispute settlement articles in this Contract.

Party A:    INDUSTRIAL AND
COMMERCIAL
BANK OF CHINA
LIMITED, SHISHI
SUB-BRANCH
(Official Stamp)
Responsible Person (Authorized Agent): Zhuang Wencong
(Signature and Seal)

Party B:   SHISHI FEIYING PLASTIC CO., LTD.
(Official Stamp)
Legal Representative (Authorized Agent):  Wu Licong
(Signature and Seal)
Date of Signature: April 27, 2011

Appendix 1:
Accounts Receivable Transfer List

In accordance with the application of factoring business    with recourse (repurchase type)   [ with recourse (repurchase type) / without recourse (buyout type) ] of Party B and after the confirmation of both parties, Party B agrees to transfer the creditor's right and other relevant rights of accounts receivable formed between Party B and its buyer to Party A, and Party A agrees to provide the total amount of 850,000 RMB (in words: RMB Eight Hundred and Fifty Thousand Yuan only ) factoring financing to Party B. Both parties reach into the following agreements about relevant affairs of this "Accounts Receivable Transfer List" (hereinafter referred to as "the List") through friendly negotiation.

1.	This List and the "Domestic Factoring Business Contract" signed between the two parties and all the other appendixes of such contract constitute the entire contract which is binding upon both parties.
2.	Articles and terms stipulated in the "Domestic Factoring Business Contract" by the two parties should have the same meaning in this List, if applicable.
3.	Anything not covered in this List should be subject to the stipulations in the "Domestic Factoring Business Contract".
4.
If there are too many invoices of accounts receivable under this List, additional pages may be attached. Additional pages with official stamps of both parties should have the same legal effect with this List.

5.
This List should be valid from the date of official stamp of both parties and signature and seal of legal representative(s) or authorized agent(s) or responsible person of both parties till the date of recovery of all the financing capital and interest and other relevant charges under the "Domestic Factoring Business Contract".

SHISHI FEIYING PLASTIC CO., LTD.   WU LICONG SEAL

Appendix 2:
Detailed Statement of Accounts Receivable Transfer
Unit: Yuan RMB
S/N	the Buyer (Full Name)	Accounts Receivable Invoice No.	Actual Amount of Accounts Receivable Invoice	Accounts Receivable Repayment Date	Factoring Financing Amount	Factoring Financing Delivery Date	Factoring Financing Maturityy Date	Loan Rate (%)	Interest Calculation and Collection Method	Accounts Receivable Calling Method	Handling Fee
1	HONGSHENG Shoe Co., Ltd., Putian City	00301646, 00301647 00301648, 00301655 00301656, 00300726 00030727, 00030728 00030732, 00030733	1,000,000	Nov. 20, 2011	850,000.00	Apr. 27, 2011	Nov. 25, 2011	6.6255%	monthly settlement	Party B calling	1,000.00
2
3
Total Factoring Amount					850,000.00	Total Handling Fee					1,000.00

Notes:
1.
Accounts receivable repayment date should be the recovery date of accounts receivable agreed between the seller and the buyer or stipulated in the service contract and should be in the form of ________________ (DD/MM/YY).

2.	Factoring financing delivery date and factoring financing maturity date should be in the form of ________________ (DD/MM/YY).
3.	Calling method of accounts receivable should be Party B calling or Party A calling.
4.	Interest calculation and collection method should be lump sum settlement or daily calculation and monthly (quarterly) settlement.

Party A (Official Stamp): Legal Representative (Signature and Seal): Zhuang Wencong (Authorized Agent)	Party B (Stamp for Contract / Official Stamp): Legal Representative (Signature and Seal): Wu Licong (Responsible Person)

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, SHISHI SUB-BRANCH	SHISHI FEIYING PLASTIC CO., LTD.